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                                                                    EXHIBIT 12.1

                                B&G FOODS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         (DOLLAR AMOUNTS IN THOUSANDS)

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
                                              39-WEEK
                                           PERIOD ENDED    YEAR ENDED     YEAR ENDED     YEAR ENDED    YEAR ENDED
                                           SEPTEMBER 27,  DECEMBER 28,   DECEMBER 30,   DECEMBER 31,   JANUARY 1,
                                               1997           1996           1995           1994          1994
                                           -------------  -------------  -------------  -------------  -----------
Income (loss) before income tax expense
  and extraordinary item.................    $     459      $     867      $   1,614      $   2,660     $  (1,031)
Add:
  Interest expense.......................        5,635          4,649          3,780          2,394         1,769
  Amortization of deferred financing
    costs................................          473         --             --             --            --
  Portion of rents representative of the
    interest factor......................          374            578            500            466           434
                                                ------         ------         ------         ------    -----------
    Income as adjusted...................        6,941          6,094          5,894          5,520         1,172
Fixed charges:
  Interest expense.......................    $   5,635      $   4,649      $   3,780      $   2,394     $   1,769
  Amortization of deferred financing
    costs................................          473         --             --             --            --
  Portion of rents representative of the
    interest factor......................          374            578            500            466           434
                                                ------         ------         ------         ------    -----------
    Fixed charges........................        6,482          5,227          4,280          2,860         2,203
                                                ------         ------         ------         ------    -----------
Ratio of earnings to fixed charges.......         1.07           1.17           1.38           1.93           .53
                                                ------         ------         ------         ------    -----------
                                                ------         ------         ------         ------    -----------
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